Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Variable Insurance Products Fund IV: Real Estate Portfolio, which is included in Post-Effective Amendment No. 55 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 6, 2002